SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 10, 2008

Tri-Valley Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-31852	84-0617466
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4550 California Blvd., Suite 600
Bakersfield, California 93309
(Address of principal executive office)

Issuer's telephone number: 661-864-0500

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Principal Officer

Thomas J. Cunningham, 65, formerly Chief Financial Officer and, more recently, Vice President, Secretary, Treasurer and Chief Administrator Officer of Tri-Valley Corporation and also an officer and director of several subsidiaries has elected to retire from all of his positions effective January 15, 2008. The Corporation has initiated an immediate search for a successor. In the meantime, F. Lynn Blystone, President, Chief Executive Officer and Chairman of the Board of Tri-Valley Corporation and Chief Executive Officer of the affected subsidiaries will assume some of the duties formerly held by Mr. Cunningham with the rest re-allocated to various subordinates until a successor is named.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2008	TRI-VALLEY CORPORATION /s/ F. Lynn Blystone
F. Lynn Blystone, President, Chief Executive Officer and Chairman of the Board